UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JULY 23, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center
1230 Avenue of the Americas - 7th Floor
New York, NY 10020
(Address of principal executive offices)

(212) 886-4590
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01:	Regulation FD Disclosure.

On July 23, 2008, Olivier de Vergnies, the Chief Executive Officer of 4C Controls Inc. (the “Company”) disclosed in an interview with Reuters that the Company is in advanced talks to acquire two security companies for over $80 million and plans to launch five earth observation satellites in the next five years.

Mr. de Vergnies disclosed that the Company is in the negotiation process with two businesses—one is a European ground security company and the other is a South East Asian satellite imaging group. One of the companies is in the negotiation process and the other one is at the due diligence stage. Mr. de Vergnies expressed his view that the Company is well advanced with respect to both projects. Mr. de Vergnies said the deals were each expected to cost between $40 and $50 million in cash and shares.

Mr. de Vergnies disclosed that the Company expects to complete a private placement early next year from which it aims to raise $70 million to fund Company expansion in the Middle East, Africa, and South America. The private placement is not open to U.S. persons.

Mr. de Vergnies stated that with expansion and organic growth the Company is aiming for 2009 revenue of about $100 million.  The Company also expects to derive an additional $100 million in revenues commencing in 2009 through an aggressive merger and acquisition plan.

The Company last week chose Thales Alenia Space Italia as prime contractor for the delivery of the first two satellites of its planned earth observation satellite constellation, the first of which is expected to be scheduled to launch in 2011.

Mr. de Vergnies stated that in 2009 and 2010, the Company is targeting sales of 100 high resolution SAR images per day at a market price of approximately $10,000 per image. These images are expected to be received by the Company from third-party in-orbit satellites. The Company's longer term strategy is to sell 400 images per day from its own constellation of satellites. Mr. de Vergnies stated that the Company expects to obtain funding for the satellites from Middle Eastern investors and the Company anticipates launching five satellites over the next five years.

The foregoing information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in the specific reference in such a filing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this Report, the words “estimates,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should” and variations of these words or similar expressions (or the negative versions of any these words) are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we can give no assurance that management’s expectations, beliefs and projections will be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the results referred to in the forward-looking statements contained in this Report. Important factors outside the scope of our control could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Report.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this Report. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Unless otherwise provided in this Report, references to “4C Controls,” the “Company,” “we,” “us,” and “our” refer to 4C Controls Inc. and its subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Olivier de Vergnies
Name: Olivier de Vergnies
Title: Chief Executive Officer

Date: July 23, 2008